SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2017, the Company’s Board of Directors reviewed the financial and operational performance of Heritage Bank, the Company’s wholly owned subsidiary, based on goals established by the Compensation Committee and the Company’s Board of Directors in February 2016. A summary of the goals, the respective weights and the Bank’s results for the year ended December 31, 2016, are listed below:

Weight	Summary of Criteria	Threshold	Target	Maximium	Actual Results
30%	Return on Assets	0.26%	0.35%	0.68%	0.38%
30%	Non-accrual loan / Total loans	2.25%	2.10%	1.25%	1.29%
20%	Efficiency Ratio	85.00%	80.00%	70.00%	86.49%
20%	Board Discretion

After conducting this review, the Company’s Board of Directors approved the Compensation Committee’s recommendation to make the following awards:

Named Executive	Current Salary	Salary Increase	Cash Bonus	Award of Restricted Stock
John E. Peck	$316,096	—	$25,814.51	3,706
Michael L. Woolfolk	$236,888	—	$19,345.85	2,778
Billy C. Duvall	$194,964	—	$15,922.06	2,286
Bailey C. Knight	$191,100	—	$15,606.50	2,241

The Compensation Committee and the Board of Directors made no changes to the current base salaries of Messrs. Peck, Woolfolk, Duvall and Knight as disclosed in the Company’s definitive proxy statement of the 2017 Annual Meeting of Stockholders. All restricted stock awards were granted under the 2013 HopFed Bancorp, Inc. Long Term Incentive Plan and will vest 33.3% on September 20, 2018, 33.3% on September 20, 2019 and 33.4% on September 30, 2020. Restricted stock awards were valued based on the Company’s closing stock price on September 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: September 25, 2017	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer